Exhibit 5.1

ASTOR WEISS KAPLAN & MANDEL, LLP
Attorneys at Law

200 South Broad Street
Suite 600
Philadelphia, PA 19102
Telephone: 215.790.0100
FAX: 215.790.0509

October 18, 2007

Board of Directors
Camelot Entertainment Group, Inc.
2020 Main Street, Suite 990
Irvine, CA  92614

Re:           Camelot Entertainment Group, Inc. (the “Company”)
Form S-8 Registration Statement

Ladies and Gentlemen:

As special securities counsel for the Company, you have requested our opinion in connection with the preparation and filing with the United States Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of certain shares of the Company’s common stock to be issued through its 2007 Stock Plan (the “Plan”).

We have examined such records and documents and made such examination of law as we have deemed relevant in connection with this opinion. Based on the foregoing, and subject to the limitations and exceptions set forth below, we are of the opinion that the common stock to be issued under the Plan will be validly issued, fully paid and non-assessable when paid for following the exercise of any properly issued options or stock purchase rights.

This opinion speaks as of its date and we undertake no, and hereby disclaim any, duty to advise as to changes in fact or law coming to our attention after delivery hereof on such date.  This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other persons or entity without our express written consent.  Moreover, our opinion is limited to the due issuance of such shares covered by the Registration Statement and the Plan that are issued for services deemed to be permissible pursuant to SEC Release No. 33-7647 (February 25, 1999).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

ASTOR WEISS KAPLAN & MANDEL, LLP

By: /s/ Christopher P. Flannery
         Christopher P. Flannery